Exhibit 10.18
ABRAMS INDUSTRIES, INC.
SALARIED EMPLOYEES
SEVERANCE PLAN
Effective As of May 1, 1993

Table of Contents

		Page
ARTICLE I	Foreword	1

ARTICLE II	Definitions	1
2.1	Definitions	1

ARTICLE III	Eligibility for Severance Benefits	1
3.1	Eligibility Requirements	1

ARTICLE IV	Amount and Form of Severance Benefits	1
4.1	Severance Pay	1
4.2	Exit Interview	5
4.3	Other Benefits	5

ARTICLE V	Plan Financing	1

ARTICLE VI	Administration	1
6.1	Allocation of Responsibility Among Fiduciary for Plan Administration	1
6.2	Administration	1
6.3	Claims Procedure	1
6.4	Other Administrative Powers and Duties	3
6.5	Authorization of Benefit Payments	3
6.6	Facility of Payment	4

ARTICLE VII	Amendment of the Plan	1

ARTICLE VIII	Termination	1

ARTICLE IX	Miscellaneous	1
9.1	Plan as Sole Source of Separation Benefits	1
9.2	Nonguarantee of Employment	1
9.3	Spendthrift Clause	1
9.4	Successor to the Corporation	2
9.5	Delegation of Authority by the Corporation	2
9.6	Headings	2

ARTICLE X	Applicable Law	1

ARTICLE XI	Signature	1

APPENDIX A	Adopting Employers	1

APPENDIX B	Sample Severance Agreement	1

APPENDIX C	Sample Plan Administrator’s Claim Denial Letter	3

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ARTICLE I
Foreword
     The Abrams Industries, Inc. Salaried Employees Severance Plan provides for severance benefits in the form of severance pay to eligible full-time salaried employees of Abrams Industries, Inc. and employers affiliated with Abrams Industries, Inc. who have adopted the Plan (see Appendix A attached hereto and made a part hereof for a schedule of the adopting employers). The only severance benefits provided by Abrams Industries, Inc. and its affiliates to salaried employees are pursuant to the terms and conditions of this Plan. This Plan is effective as of May 1, 1993.
     This Plan is the first and exclusive plan of benefits by Abrams Industries, Inc. and the affiliated employers for the provision of severance pay and any post-termination benefits. To the extent that any other written or unwritten plan, fund, program or arrangement to provide such benefits for any employees of Abrams Industries, Inc. or the affiliated employers is deemed to exist, or to have existed, under ERISA or otherwise, such other written or unwritten plan, fund, program, or arrangement is hereby terminated and eliminated as of May 1, 1993.

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ARTICLE II
Definitions
     2.1 Definitions. This section provides definitions for certain words and phrases listed below. These definitions can be found on the pages indicated.

(a)	Additional Severance Pay	II-1
(b)	Authorized Leave of Absence	II-2
(c)	Base Pay	II-2
(d)	Break in Service	II-2
(e)	Code	II-2
(f)	Corporation	II-2
(g)	Effective Date	II-2
(h)	Employee	II-2
(i)	Employer	II-3
(j)	ERISA	II-3
(k)	Exit Interview	II-3
(l)	Fiduciaries	II-3
(m)	Hour of Service	II-3
(n)	Months of Service	II-4
(o)	Participant	II-4
(p)	Plan	II-4
(q)	Plan Administrator	II-4
(r)	Plan Year	II-4
(s)	Service	II-4
(t)	Service Commencement Date	II-5
(u)	Severance Agreement	II-5
(v)	Severance Benefits	II-5
(w)	Severance Date	II-5
(x)	Severance Pay	II-5
(y)	Standard Severance Pay	II-5
(z)	Years of Service	II-5
          Where the following words and phrases in boldface and underlined appear in this Plan with initial capitals they shall have the meaning set forth below, unless a different meaning is plainly required by context.
          (a) Additional Severance Pay. The Severance Pay in addition to Standard Severance Pay that Participants, who sign a Severance Agreement, may receive under Section 4.1(b).

          (b) Authorized Leave of Absence. Any absence authorized by an Employer under the Employer’s standard personnel practices, whether paid or unpaid, provided that the Participant returns within the period specified in the Authorized Leave of Absence.
          (c) Base Pay. A Participant’s regular straight time pay for the last regularly scheduled workweek immediately preceding his Severance Date. Base Pay shall exclude any overtime pay, bonuses, commissions, fees and incentive allowances. In addition, Base Pay shall also exclude any retirement or welfare plan benefits, and the value of any such benefits, provided by the Employer.
          (d) Break in Service. Any period of one business day or more during which the Employee has no Hours of Service, as defined below, with an Employer.
          (e) Code. The Internal Revenue Code of 1986, as amended from time to time.
          (f) Corporation. Abrams Industries, Inc., a corporation organized and existing under the laws of the state of Georgia, or its successor or successors.
          (g) Effective Date. The date upon which this Plan is effective, May 1, 1993.
          (h) Employee. Any person who is a full-time salaried employee of an Employer and who is receiving remuneration for personal services rendered to an Employer (or who is on an Authorized Leave of Absence). A person shall be considered a full-time employee if he is classified as a full-time employee by the Employer in its routine payroll and personnel practices. The following individuals or classes of individuals shall not qualify as Employees under this Plan:
               (1) Any individual whose terms and conditions of employment are determined by collective bargaining with a union representing such persons and with respect to whom inclusion in this Plan has not been specifically provided for in such collective bargaining agreement;
               (2) Any individual who is classified by the Employer as hourly, commissioned, associate, casual, temporary or part-time or as an intern;
               (3) Any individual who is classified by the Employer as a contingent employee, a contract laborer or a leased employee; and
               (4) Any individual who is not a United States citizen and who does not reside in the United States.
          (i) Employer. The Corporation and the affiliated companies who have adopted the Plan for their Employees (as listed in Appendix A attached hereto and made a part hereof).
          (j) ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.
          (k) Exit Interview. An Employee/Participant’s final outgoing interview with the Employer.
          (l) Fiduciaries. The named fiduciaries, as defined in ERISA, who shall be the Corporation and the Plan Administrator, and other parties designated as Fiduciaries by such named fiduciaries in accordance with the powers provided herein, but only with respect to the specific responsibilities of each in connection with the Plan.
          (m) Hour of Service. An Employee is credited with an Hour of Service for each hour for which the Employee is paid, or entitled to payment, by an Employer for the performance of duties and for each hour for which the Employee otherwise receives pay as an employee (e.g., for vacation, holidays, jury duty, sickness, or military duty). For purposes of determining whether a Break in Service has occurred, Hours of Service shall also be credited for the period of time an Employee is on an Authorized Leave of Absence.
          (n) Months of Service. The number of complete consecutive-calendar-month periods during which the Participant has Service. If a Participant’s aggregate Months of Service include a one-half month or more period, such a fractional month shall be counted as a full Month of Service.
          (o) Participant. An Employee who has satisfied the eligibility requirements of Section 3.1, and who has become entitled to receive Severance Benefits under this Plan.
          (p) Plan. The Abrams Industries, Inc. Salaried Employees Severance Plan, the Plan set forth herein, as it may be amended from time to time.
          (q) Plan Administrator. The Corporation, or an entity or person appointed by the Corporation, which shall have authority to administer the Plan as provided in Article VI.
          (r) Plan Year. The Plan Year shall be each May 1 through April 30.
          (s) Service. The period of a Participant’s last continuous period of employment with an Employer, which shall commence as of the Participant’s Service Commencement Date and, subject to the following sentence, extend to his Severance Date. If a Participant incurs a Break in Service and then returns to employment with an Employer, the Participant’s period of Service prior to such Break in Service shall be disregarded. If a former Participant returns to work after a Break in Service, the Participant’s period of Service for purposes of determining the amount of Severance Benefits payable under this Plan shall commence with the date on which the Participant first has a new Hour of Service with the Employer after a Break in Service and shall extend to his subsequent Severance Date. Subject to the Break in Service rule discussed herein, a Participant’s Service shall include all Service with any affiliated company that has adopted the Plan, as listed in Appendix A, attached hereto. Further, a Participant’s transfer of employment between affiliated employers that are listed in Appendix A shall not cause the Participant to have a Break in Service.
          (t) Service Commencement Date. The first day upon which the Participant has an Hour of Service.
          (u) Severance Agreement. The written agreement between the Employee and an Employer (on a form provided by an Employer) which is a condition precedent to the Employee’s receiving the Additional Severance Pay Benefits under the Plan. A copy of a sample Severance Agreement intended for use in connection with this Plan is attached hereto as Appendix B.
          (v) Severance Benefits. The various benefits described in Article IV of the Plan which are payable to or on behalf of a Participant.
          (w) Severance Date. The date the Employee’s employment with the Employer is terminated.
          (x) Severance Pay. The severance pay payable to a Participant in accordance with the provisions of Section 4.1.
          (y) Standard Severance Pay. The severance Pay that all eligible Participants are entitled to receive under Section 4.1(a), regardless of whether a Participant executes a Severance Agreement.
          (z) Years of Service. The number of complete consecutive twelve-calendar-month periods during which the Participant has Service. Except as provided in Section 4.1(b), if a Participant’s aggregate Years of Service include a fractional Year of Service that equals or exceeds six Months of Service, such a fractional year shall be counted as a full Year of Service.

For example, a Participant who has been employed for eight years and six months shall be credited with nine Years of Service for purposes of this Plan. A Participant who has been employed for eight years and five months, however, shall be credited with only eight Years of Service for purposes of this plan.

ARTICLE III
Eligibility for Severance Benefits
     An Employee shall only be eligible to receive Severance Benefits under this Plan if he satisfies the requirements of Section 3.1(a)(1) below. The amount and form of any Severance Benefits shall be determined in accordance with Article IV.
     3.1 Eligibility Requirements.
          (a) Termination of Employment
               (1) An Employee whose employment with the Employer is terminated shall be eligible for Severance Benefits hereunder if his termination is due to one of the following events:
                    (A) a reduction in the Employer’s work force;
                    (B) the reorganization or restructuring of the Employer;
                    (C) changes in the Employer’s operating requirements; or
                    (D) certain other circumstances specified or determined by the Plan Administrator at the time of termination where an Employee loses his position through no fault of his own and where his termination is not attributable to any willful cause.
          Any Employee who loses his or her job as a result of the sale of the assets or business of the Employer, or any division or subsidiary of the Employer, shall be eligible to receive benefits under this Plan only in the discretion of the Plan Administrator.
               (2) Employees will not be eligible for Severance Benefits pay if they:
                    (A) leave employment with the Employer voluntarily;
                    (B) are terminated for cause or misconduct;

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                    (C) retire from the Employer under conditions not involving elimination or termination of their job or position; or
                    (D) terminate employment due to accident, death or illness.
               (3) The Plan Administrator shall have the discretionary right and final authority to make any necessary determinations of eligibility based on the factors discussed in (a)(1) and (2) above.
          (b) Severance Agreement. If an Employee satisfies the eligibility requirements of Section 3.1(a)(1) above, and executes and does not revoke the Severance Agreement, the Employee shall be eligible to receive Additional Severance Pay, described in Section 4.1(b) of this Plan. The Severance Agreement shall be executed at such time and in such manner as may be specified by the Plan Administrator, provided that eligible Employees shall be given a period of twenty-one (21) days after they have been provided the agreement to consider whether to sign the agreement. This period shall be extended to forty-five (45) days for persons who are 40 years of age or older and who are terminated as part of a force reduction, reorganization or other situation involving a “group termination.” All Employees shall have the right to revoke the signed Severance Agreement for seven (7) days after the date of the execution of such agreement.
          (c) Return of Employer Property. All Employees, in order to be eligible to receive and continue receiving Severance Benefits, must return to the Employer all property of the Employer which is in the possession, custody or control of the Employee. Such property includes, but is not limited to, all materials, documents, plans, records or papers and any copies of such documents which relate in any way to the affairs of the Employer. Such property further includes, but is not limited to, all tools, telephones, computers, vehicles, credit cards, Guideline

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Manuals, and all monies due the Employer. The Plan Administrator reserves the right to deny or cease or initiate recovery of any payment of a Participant’s benefits, if the Plan Administrator determines that a Participant has not complied with this section.

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ARTICLE IV
Amount and Form of Severance Benefits
     When an Employee satisfies the eligibility requirements of Article III and becomes a Participant in the Plan, he shall be entitled to the Severance Benefits set forth in Sections 4.1 and 4.2 below.
     4.1 Severance Pay.
          (a) Standard Severance Pay. All Participants are entitled to receive Standard Severance Pay which shall equal one (1) week of Base Pay.
          (b) Additional Severance Pay. In addition to the Standard Severance Pay of one week mentioned in 4.1(a) above, an Employee shall be eligible to receive Additional Severance Pay if in addition to satisfying the requirements of Section 3.1, the Employee has one Year of Service with the Employer and the Employee executes and does not revoke the Severance Agreement as defined in Section 2.1(u). For the purpose of determining only whether an Employee is initially eligible for Additional Severance Pay, a Year of Service is a complete continuous twelve calendar-month period, determined without the rounding up of any fractional months of employment as provided in Section 2.1(z), during which the Employee has Service. Once an Employee is determined to be eligible for Additional Severance Pay, “Years of Service,” as defined in Section 2.1(z) of the Plan, shall be used to determine the amount of Additional Severance Pay that a Participant is entitled to receive under this Section.
               A Participant’s Additional Severance Pay shall be equal to the greater of:
               (1) The Effective Date Severance Benefit to which the Participant would be entitled to receive based solely on the Participant’s Years of Service as of the Effective Date, 5/1/93; or

               (2) The Alternative Severance Benefit based on the Participant’s Years of Service as of the date of the Participant’s termination of employment under Section 3.1.
               The Effective Date Severance Benefit and Alternative Severance Benefit based on varying Years of Service are contained in the following chart:
Additional Severance Pay Benefit Schedule

Years of	Effective Date	Alternative
Service	Severance Benefit	Severance Benefit
1	1 wks.	.333 wks.
2	3 wks.	1.667 wks.
3	5 wks.	3.000 wks.
4	7 wks.	4.333 wks.
5	9 wks.	5.667 wks.
6	11 wks.	7.000 wks.
7	13 wks.	8.333 wks.
8	15 wks.	9.667 wks.
9	17 wks.	11.000 wks.
10	19 wks.	12.333 wks
11	21 wks.	13.667 wks.
12	23 wks.	15.000 wks.
13	“	16.333 wks.
14	“	17.667 wks.
15	“	19.000 wks.
16	“	20.333 wks
17	“	21.667 wks.
18	“	23.000 wks.
19	“	24.333 wks.
20	“	25.667 wks.
AND THEREAFTER	“	1.75 wks. Per
AN ADDITIONAL:		Year of Service
               Effective Date, 5/1/93, at the level reached on the Effective Date. Such Employees are entitled to the Effective Date Severance Benefit until the Alternative Severance Benefit exceeds the Effective Date Severance Benefit based on the Employee’s Years of Service.
EXAMPLE:	An Employee began work on 1-20-88 and at 5-1-93 has 5 Years of Service (actually 5 years and 3 months). This Employee’s Effective Date Severance Benefit is frozen at 9 weeks. The Employee is then terminated on 8-1-99 with 12 Years of Service. This Employee is entitled to the greater of 9 weeks under the Effective Date Severance Benefit or 15 weeks under the Alternative Severance Benefit; therefore the Employee receives 15 weeks of Additional Severance Pay (and 1 week of Standard Severance Pay).
EXAMPLE:	An Employee beginning work on or after the Effective Date is entitled only to the Alternative Severance Benefit.
          (c) Earlier Termination and Recovery of Additional Severance Pay. The Employer reserves the absolute right to terminate the payment of Additional Severance Pay and to recover any amount of Additional Severance Pay previously paid if the Employee:
               (i) fails to cooperate in the efficient or orderly transfer of the Employee’s duties or responsibilities to other employees; or
               (ii) if at any time, takes any action contrary to the best interests of the Employer, including, but not limited to the following:
                    (a) any action that harms the reputation of the Employer with its customers or the public;
                    (b) any action that interferes with existing contractual relationships with customers;
                    (c) solicitation of business or contracts from any of the Employer’s clients or customers;
                    (d) usage or disclosure of any proprietary or confidential information or trade secret obtained while an Employee of the Employer;

                    (e) any violation of the Severance Agreement or any other agreement entered into between the Employee and Employer; and
                    (f) any other action or conduct which, in the discretion of the Plan Administrator, is contrary to the best interest of the Company.
               (iii) files any claims or suits against the Employer (other than to enforce his rights under this Plan).
          (d) Payment of Benefits. Standard Severance Pay shall be paid at Participant’s Exit Interview, as described in Section 4.2, below. Additional Severance Pay shall commence on the first regular payday of the Employer following receipt by the Employer of the Employee’s executed Severance Agreement and expiration of the seven (7) day revocation period. Additional Severance Pay shall be payable on regular paydays of the Employer at the same rate per week as Base Pay or in a lump sum at the option of the Employer. All Severance Pay, including Standard Severance Pay and Additional Severance Pay, shall be paid less deductions for applicable local, state and federal taxes, and other legally required deductions. In addition, all Severance Pay is payable to eligible Participants in addition to any regular salary earned through an Employee’s Severance Date and in addition to pay for any earned vacation which has not been paid. All Severance Pay, however, shall be reduced by the amount of any unemployment compensation benefits received by Employees. The payment of any Severance Pay under this Article IV shall cease on the date of death of the Participant, and no survivor benefit is payable. The Plan Administrator may elect, in its discretion, to make payments of Severance Pay in a lump sum. The amount of Severance Pay will be offset by the amount (if any) a Participant receives pursuant to the Worker Adjustment and Retraining Notification Act (WARN).

     4.2 Exit Interview. Each eligible Employee shall have an Exit Interview with the Employer at which time the Employer will explain the reason for the Employee’s termination. The Employer shall pay the Employee any salary earned through the Employee’s Severance Date, as described in Section 4.1(d), including any accrued, but unused vacation. At this meeting, the Employer shall also pay the Employee’s Standard Severance Benefit, as described in Section 4.1(a) and 4.1(d). At the Exit Interview, the Employee also shall return all Employer property, as provided in Section 3.1(c) of this Plan. Further, the Employee will be given the opportunity to ask questions regarding the Employer’s insurance programs and profit sharing programs. Employees will also be provided a Severance Agreement at this meeting. Any Employee who elects not to receive such an exit interview, will receive a summary of the Plan’s benefits along with a Severance Agreement in the United States certified mail.
     4.3 Other Benefits. With the exception of the benefits provided under Sections 4.1 and 4.2 above, the Employer-paid benefits provided to a Participant shall cease as of the Participant’s Severance Date.

ARTICLE V
Plan Financing
     No assets of the Employer shall be specifically set aside for the payment of benefits under this Plan. Any benefits payable under this Plan shall be paid solely out of the general assets of the Employer, and the obligation of any Employer is simply an obligation to make payments according to the terms and conditions of this Plan. A Participant’s right to any payments hereunder shall be the same as that of any unsecured general creditor of the Employer.

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ARTICLE VI
Administration
     6.1 Allocation of Responsibility Among Fiduciary for Plan Administration. The Fiduciaries shall have only those powers, duties, responsibilities, and obligations as are specifically given or delegated to them under this Plan. The Employer shall have the sole responsibility for paying the benefits under this Plan described in Articles III and IV, and the Corporation shall have the sole authority to appoint and remove the Plan Administrator, and to amend or terminate this Plan in whole or in part. The Plan Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein.
     6.2 Administration. The Plan shall be administered by the Plan Administrator which may appoint or employ individuals to assist in the administration of the Plan and which may appoint or employ any other agents it deems advisable, including legal counsel and auditors, to serve at the Plan Administrator’s direction. All usual and reasonable expenses of the Plan Administrator in administering the Plan shall be paid in whole or in part by the Employer.
     6.3 Claims Procedure. The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive. Any exercise of this discretionary authority shall be reviewed by a court under the arbitrary and capricious standard (i.e., the abuse of discretion standard). If, pursuant to this discretionary authority, any written claim to any right to a benefit by an Employee is wholly or partially denied, the Plan Administrator, or a party designated by the Plan Administrator, will provide such claimant, within the 90-day period following the receipt of the Employee’s written claim by the Plan Administrator, a comprehensible written notice (a copy of a sample written notice is attached hereto as Appendix C) setting forth:
          (a) The specific reason or reasons for such denial;
          (b) Specific reference to pertinent Plan provisions on which the denial is based;
          (c) A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary; and
          (d) A description of the Plan’s claim review procedure. The claim review procedure is available upon written request by the claimant to the Plan Administrator, or the designated party, within 60 days after receipt by the claimant of written notice of the denial of the claim, and includes the right to examine pertinent documents and submit issues and comments in writing to the Plan Administrator, or the designated party. The decision on review shall be made within 60 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 60 days, and shall be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based.
     If within a reasonable period of time after the Plan receives the written claim asserted by the Employee, the Plan Administrator, or the designated party, fails to provide a comprehensible written notice stating that the claim is wholly or partially denied and setting forth the information described in (a) through (d) above, the claim shall be deemed denied. Once the claim is deemed denied, the Employee shall be-entitled to the claim review procedure described in subsection (d)

above. Such review procedure shall be available upon written request by the claimant to the Plan Administrator, or the designated party, within 60 days after the claim is deemed denied.
     6.4 Other Administrative Powers and Duties. The Plan Administrator shall have such powers and duties as may be necessary to discharge its functions hereunder, including but not limited to:
          (a) To exercise its discretionary authority to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
          (b) To prescribe procedures to be followed by Employees requesting benefits;
          (c) To prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;
          (d) To receive from Employees and agents and from the Employer such information as shall be necessary for the proper administration of the Plan;
          (e) To appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants and legal counsel; and
          (f) To delegate to other persons or entities, or to designate or employ persons to carry out any of the Plan Administrator’s fiduciary duties or responsibilities or other functions under the Plan.
     6.5 Authorization of Benefit Payments. The Plan Administrator shall issue directions to the Employers concerning all benefits which are to be paid pursuant to the provisions of the Plan, and shall warrant that all such directions are in accordance with this Plan.

     6.6 Facility of Payment. Whenever, in the Plan Administrator’s opinion, a Participant entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Participant’s Employer to make payments to such person or to the, legal representative of such person for his benefit, or the Plan Administrator may direct the Participant’s Employer to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

ARTICLE VII
Amendment of the Plan
     The Corporation shall have the absolute right at any time by instrument in writing to modify, alter or amend the Plan in whole or in part, retroactively or otherwise, including, without limitation, the benefits provided under the Plan. Provided, however, no such amendment shall diminish any payment of Severance Pay that a Participant had begun to receive prior to the date of such amendment. The Corporation’s right to amend the Plan shall not be affected or limited in any way by an Employee’s termination of employment. Prior practices by any Employer or any entity related to the Employer shall not diminish in any way the rights granted the Corporation under this Article. Oral and other informal communications made by the Corporation, an Employer or their representatives concerning the Plan shall not give rise to any rights or benefits other than those contained in the Plan described herein, and such communications shall not diminish in any way the rights contained in this Article. Also, it is expressly permissible for an amendment to affect less than all of the Employees covered by the Plan.

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ARTICLE VIII
Termination
     The Corporation and the Employers assume no obligation to continue the Plan. The Corporation hereby reserves the right to terminate, or to partially terminate, the Plan at any time for any reason. If the Corporation decides to terminate or partially terminate the Plan, the Plan Administrator shall be notified of such termination in writing and shall proceed at the direction of the Corporation to take such steps as are necessary to discontinue the operation of the Plan in an appropriate and timely manner. Prior practices by any Employer or any entity related to the Employer shall not diminish in any way the rights granted the Corporation under this Article. Oral and other informal communications made by the Corporation, an Employer or their representatives concerning the Plan shall not give rise to any rights or benefits other than those contained in the Plan described herein, and such communications shall not diminish in any way the rights contained in this Article.

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ARTICLE IX
Miscellaneous
     9.1 Plan as Sole Source of Separation Benefits. The only severance, or other similar, benefits to which an Employee is entitled who terminates employment with the Employer during the time this Plan is in effect are provided for pursuant to the terms and conditions of this Plan. No other severance payments, severance benefits or any similar benefits shall be payable from any other source, regardless of whether the Employee is eligible for or entitled to benefits under this Plan, nor shall any prior practices of the Employer or any entity related to an Employer, to the extent such practices may have existed, give rise to any rights to any benefits upon severance from employment.
     9.2 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.
     9.3 Spendthrift Clause. Except to the extent mandated by law, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void and of no force and effect whatsoever; provided, however, that the benefits hereunder may be assigned or transferred to pay any bona fide debt of the Participant to an Employer. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

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     9.4 Successor to the Corporation. In the event of the dissolution, merger, consolidation or reorganization of the Corporation, provision may be made by which the Plan will be continued by the successor, and, in that event, such successor shall be substituted for the Employer under the Plan.
     9.5 Delegation of Authority by the Corporation. Any action by the Corporation under this Plan may be made by any person or persons duly authorized by the Corporation to take such action.
     9.6 Headings. The headings of sections and subsections are for ease of reference only and shall not be construed to limit or modify the detailed provisions thereof.

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ARTICLE X
Applicable Law
     The provisions of the Plan shall be construed and administered according to, and its validity and enforceability shall be determined under ERISA. In the event ERISA does not pre-empt state law in a particular circumstance, the laws of the State of Georgia shall govern.
     If any provision of this Plan is, or is hereafter declared to be void, voidable, invalid or otherwise unlawful, the remainder of the Plan shall not be affected thereby.

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ARTICLE XI
Signature
     The above Plan is hereby adopted and approved, to be effective as of May 1, 1993.

ABRAMS INDUSTRIES, INC.
By:

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APPENDIX A
ADOPTING EMPLOYERS
Abrams Industries, Inc.
Abrams Fixture Corporation
Abrams Construction, Inc.
Abrams Properties, Inc.

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APPENDIX B
SAMPLE SEVERANCE AGREEMENT
SEVERANCE AGREEMENT
     I,                                               , the undersigned, hereby acknowledge receipt of a copy of the Summary Plan Description (“SPD”) for the Abrams Industries, Inc. Salaried Employees Severance Plan (the “Plan”). I also acknowledge that I have been given                      days to review the SPD, to review this Agreement, and to decide whether or not to accept the terms and conditions required for my receipt of the Additional Severance Pay Benefit (hereinafter “Severance Pay”) offered as part of the Plan. I certify that I have had the opportunity to obtain all advice and information I deem necessary with respect to the matters covered by this Agreement and the SPD including the opportunity to consult with legal counsel or anyone else of my choosing.
     I agree not to take any action which disparages or criticizes Abrams Industries, Inc. or its affiliated corporations, hereinafter referred to as “the Company,” or its management or practices or which disrupts or impairs its normal operations, including actions which would result in the filing of any claims, lawsuits or charges against the Company as a result of anything which has occurred up to and including the present date. I understand that the Severance Pay I will receive under the Plan is being provided in lieu of wages; therefore, I agree that those payments will be reduced by any unemployment benefits or similar job-related benefits I receive from any state or federal agency as compensation for any loss of wages during the Severance Pay period.
     In addition, and in further consideration of my receiving additional Severance Pay in the total sum of                        payable $                        weekly for                        weeks, the sufficiency of which I acknowledge as calculated on the basis of my continuous service to the Company from                        to                       ; I hereby agree to release and discharge the Company, its officers, directors and employees from any and all claims, losses or expenses I now have or have had, or may later claim to have had against them arising out of my employment with the Company or termination therefrom. I understand and agree that I will not be entitled hereafter to pursue any claims arising out of any alleged violation of my rights while employed by the Company, including, but not limited to claims for back pay, losses or other damages to me or my property resulting from any alleged violation of state or federal law, such as (but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et. seq. (prohibiting discrimination on account of race, sex, national origin or religion); claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. §§ 621, et. seq. (prohibiting discrimination on account of age); claims under the Employment Retirement Income Security Act of 1974, as amended (ERISA), 29 U.S.C. § 1001, et. seq.; claims under the Americans with Disabilities Act of 1990 (ADA) 42 U.S.C. §§ 12101-12213 (Supp. II 1990); and any similar federal or state law claim relating to my employment.
     By signing this Agreement and accepting the Severance Pay provided by the Plan, I agree that I will not hereafter pursue any individual claim against the Company, its officers, directors and employees, in any state or federal court, or before any state or federal agency, including, for example, the Equal Employment Opportunity Commission or the Department of Labor for, or on

B-1

account of anything which has occurred up to the present time as a result of my employment or the termination of my employment with the Company. I also understand and agree that the Company will have no obligation to re-employ me.
     I understand that, for a period of up to and including seven (7) days after the date I sign this Agreement, I may revoke it entirely. No rights or obligations contained in this Agreement shall become enforceable before the end of this seven-day revocation period. If I decide to revoke the Agreement, I will deliver to the Company a signed Notice of Revocation on or before the end of this seven-day period. Upon delivery of a timely Notice of Revocation, this Agreement shall be cancelled and void and neither party to this Agreement shall have any rights or obligations arising under it.
     I FURTHER ACKNOWLEDGE AND AGREE THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO ME BY THE COMPANY TO CAUSE ME TO EXECUTE THIS AGREEMENT AND THAT THE ONLY CONSIDERATION FOR MY EXECUTION OF THIS AGREEMENT IS SET FORTH COMPLETELY AND FULLY IN THIS DOCUMENT AND IN THE ABRAMS INDUSTRIES, INC. SALARIED EMPLOYEES SEVERANCE PLAN. I HAVE CAREFULLY READ THIS AGREEMENT, I UNDERSTAND ITS MEANING AND INTENT, AND I VOLUNTARILY AGREE TO ABIDE BY ITS TERMS. I ACKNOWLEDGE RECEIVING A COPY OF THIS AGREEMENT AND SUMMARY PLAN DESCRIPTION FOR MY PERSONAL RECORDS.

FOR (NAME OF COMPANY)	WITNESSED:

BY:
(Name & Title of Officer)	Signature

Date:	Date:

NOTARY:

Date:

EMPLOYEE’S SIGNATURE	WITNESSED:

BY:

Date:	Date:

NOTARY:

Date:

B-2

APPENDIX C
SAMPLE PLAN ADMINISTRATOR’S CLAIM DENIAL LETTER
[ABRAMS LETTERHEAD]
[Date]
[Participant’s Name]
(Address]
Dear [Participant]:
     On [date] the Plan Administrator reviewed your request dated [date] for Severance Pay under the Abrams Industries, Inc. Salaried Employees Severance Plan (the “Plan”). After a full review of your request and a review of any documents relating to your request, the Plan Administrator has determined that you are not entitled to Severance Benefits under the Plan. The reasons for the Plan Administrator’s decision are set forth below.
[Paragraph 1 (and 2 or 3 if necessary) should state the specific reason or reasons for the denial of benefits. This part should make specific reference to the pertinent provisions of the Plan on which the denial is based.]
[Paragraph 2 should request any additional material or information necessary for the employee to submit to perfect the claim, if applicable, and an explanation of why this material or information is necessary.]
     You have the right to request a review of this decision by notifying the Plan Administrator in writing within 60 days of your receipt of this letter of your desire for a review of this claim.
     In connection with this review, you may examine pertinent Plan documents and submit issues and comments in writing to the Plan Administrator. Your request for review should indicate the specific items you want reviewed, and the basis on which you think the decision should be reversed and if you desire a hearing on the request for review.
     The Plan Administrator’s decision on review will be made within 60 days after it receives your written request for review, unless the circumstances warrant an extension of time. This decision will be in writing and will indicate the basis for the Plan Administrator’s decision on review.

Sincerely, The Plan Administrator Abrams Industries, Inc. Salaries Employees Severance Plan
By:
(Name and Title)

C-3

AMENDMENT NO. 2
TO THE
ABRAMS INDUSTRIES, INC.
SALARIED EMPLOYEES SEVERANCE PLAN
     This Amendment made and entered into this 24th day of September, 2001, by Abrams Industries, Inc. (the “Company”);
WITNESSETH:
     WHEREAS, the Company previously adopted the Abrams Industries, Inc. Salaried Employees Severance Plan (the “Plan”) effective as of May 1, 1993, and has previously amended the Plan; and
     WHEREAS, the Company now desires to amend the Plan to clarify that: (a) employees who otherwise have an employment agreement with the Company or an agreement with the Company for severance or termination; and (b) employees who are on furlough or completing a furlough, are not eligible for the Plan; and
     WHEREAS, the Company desires to amend the Plan to recognize the “bridged” service for Servidyne Systems employees; and
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and contained in the Plan, the Plan is hereby amended as follows:
1.
     Section 2.1(t), the definition of Service, is amended effective as of May 9, 2001, by adding at the end as follows:
“Employees who were employed by Servidyne Systems, Inc. on May 9, 2001, and who continue in employment with an Employer after that date shall include in Service the period of employment with Servidyne Systems, Inc. prior to such date subject to the terms of this Plan with respect to the calculation of Service and the effect of Breaks in Service.
2.
     Section 3.1 is hereby amended effective as of December 1, 2000, by adding at the end of Section 3.1 two new subsections, (a)(2)(E) and (a)(2)(F), as follows:
“(E) are not actively working due to furlough status, as determined by the Company, or are terminated at the end of the furlough status, or
“(F) have entered into an employment agreement with the Employer or have entered into an agreement with respect to termination with the Employer under the terms of which severance or other payment upon termination of employment is to be made, unless such agreement provides for participation in this Plan.”

3.
     Appendix A is amended effective as of May 9, 2001, by adding as an Adopting Employer, Servidyne Systems, LLC.
4.
     This Amendment No. 2 to the Plan shall be effective as of the date of this Amendment, except as otherwise provided herein. Except as herein amended, the provisions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 as of the day and year first written above.

ABRAMS INDUSTRIES, INC.
By:

Title:

AMENDMENT NO. 1
TO THE
ABRAMS INDUSTRIES, INC.
SALARIED EMPLOYEES SEVERANCE PLAN
     This Amendment made and entered into this 8th day of August, 1995, by Abrams Industries, Inc. (the “Company”);
WITNESSETH:
     WHEREAS, the Company previously adopted the Abrams Industries, Inc. Salaried Employees Severance Plan (the “Plan”) effective as of May 1, 1993; and
     WHEREAS, the Company now desires to amend the Plan to permit the Company, at its discretion, to provide a reduced level of benefits to certain employees terminated for unacceptable job performance;
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and contained in the Plan, the Plan is hereby amended as follows:
1.
     Section 2.1 is hereby amended by adding to the list on page II-1 a new definition (s) entitled “Reduced Severance Pay” and by renumbering the remainder of the list accordingly. Section 2.1 is further amended by adding a new subsection (s) as follows, and by renumbering the current subsections (s) through (z) (and any references thereto) accordingly:
“(s) Reduced Severance Pay — The reduced level of Severance Pay that certain Participants may receive under Section 4.1(c).”
2.
     Subsection 4.1(b) is hereby amended by deleting the first sentence of such subsection in its entirety and by substituting the following therefor:”
“In addition to the Standard Severance Pay of one week mentioned in Section 4.1(a) above, and except as provided in Section 4.1(c) below, an Employee shall be eligible to receive Additional Severance Pay if, in addition to satisfying the requirements of Section 3.1, the Employee has one Year of Service with the Employer and the Employee executes and does not revoke the Severance Agreement as defined in Section 2.1(v).”
3.
     Section 4.1 is hereby further amended by adding a new subsection (c) as follows and by renumbering the current subsections (c) and (d) (and any references thereto) accordingly:

“(c) Reduced Severance Pay — An Employee who is terminated for performance-related reasons not involving willful misconduct or violation of the Employer’s policies, who would otherwise satisfy the requirements for and be eligible to receive Additional Severance Pay under Section 4.1(b) above, may, in the discretion of the Plan Administrator, be eligible for Reduced Severance Pay in an amount equal to one-half of the Additional Severance Pay calculated in accordance with the rules of Section 4.1(b). Such Reduced Severance Pay shall be treated as Additional Severance Pay for all purposes under this Plan. If such Employee is not entitled to Reduced Severance Pay, he shall only be entitled to one week of Standard Severance Pay.”
4.
     This Amendment No. 1 to the Plan shall be effective as of August 8, 1995. Except as herein amended, the provisions of the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 as of the day and year first written above.

ABRAMS INDUSTRIES, INC.
By:
Title: Chairman and CEO